                                                                   EXHIBIT 10.10

                             AMENDED AND RESTATED

                      LICENSE AND DISTRIBUTION AGREEMENT



                                BY AND BETWEEN

                            TARGETTI SANKEY S.P.A.,

                                      AND

                            TIVOLI INDUSTRIES, INC.

                               TABLE OF CONTENTS
                                                                         PAGE
1.   DEFINITIONS.........................................................  1.
2.   GRANT OF LICENSE....................................................  2.
3.   TECHNICAL ASSISTANCE................................................  2.
4.   NON-DISCLOSURE OF TECHNICAL INFORMATION.............................  3.
5.   NEW DESIGNS, MODIFICATIONS AND IMPROVEMENTS.........................  3.
6.   PURCHASES FROM LICENSOR.............................................  3.
7.   ADVERTISING ASSISTANCE..............................................  4.
8.   LICENSOR TRADEMARK..................................................  4.
9.   LICENSOR REPRESENTATIONS AND WARRANTIES.............................  4.
10.  RECORDS.............................................................  5.
11.  QUALITY STANDARDS...................................................  6.
12.  DURATION OF AGREEMENT...............................................  6.
13.  OBLIGATIONS UPON TERMINATION........................................  6.
14.  FORCE MAJEURE.......................................................  6.
15.  ARBITRATION.........................................................  7.
16.  ASSIGNMENTS AND SUCCESSORS..........................................  7.
17.  RIGHTS AND REMEDIES CUMULATIVE......................................  8.
18.  GOVERNING LAW.......................................................  8.
19.  LANGUAGE............................................................  8.
20.  NOTICES.............................................................  8.
21.  AMENDMENT...........................................................  9.

                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                         PAGE
22     WAIVER  .........................................................   9.
23.    SEVERABILITY ....................................................   9.

                             AMENDED AND RESTATED
                      LICENSE AND DISTRIBUTION AGREEMENT

     THIS AMENDED AND RESTATED LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of this 1st day of November, 1997 (the "Effective Date"), by and between TARGETTI SANKEY S.P.A, a corporation under the laws of Italy ("Licensor"), and TIVOLI INDUSTRIES, INC., a California corporation ("Licensee").

                                   RECITALS

     WHEREAS, Licensor and Licensee entered into a License and Distribution Agreement dated November 4, 1994 (the "Old Agreement"); and

     WHEREAS, Licensor and Licensee now desire to amend and restate the Old Agreement, pursuant to the terms set forth below;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS

     1.1 DESIGNS. The lighting product designs which Licensor has created or may create during the life of this Agreement, whether or not protected by patents, patent applications, copyrights, trade secrets, know how or other forms of proprietary confidential information or intellectual property protection.

     1.2 TECHNOLOGY. All data, specifications, inventions, processes, documents, drawings, knowledge and technical information related to the manufacture, marketing, sale and/or use of the Products, whether or not protected by patents, patent applications, copyrights, trade secrets, know how or other forms of proprietary confidential information or intellectual property protection.

     1.3 LICENSED TECHNICAL INFORMATION. All Technology and Designs related to the manufacture, marketing, sale and/or use of the Products.

     1.4 PRODUCTS. The lighting products designed and manufactured by Licensor, including product lines manufactured by its affiliates and subsidiaries. Products are broken into three categories:

          (A) COMPLETE OR FINISHED PRODUCTS. Licensee will not be required to perform any assembly, wiring or value added manufacturing.

                                       1.

          (B) PARTIALLY COMPLETE ASSEMBLIES, COMPONENTS OR MATERIALS. Licensee will have to perform some assembly, wiring or value added manufacturing using Licensed Technical Information provided by Licensor.

          (C) DESIGN PRODUCTS. Licensee will have to completely manufacture Products using Licensed Technical Information provided by Licensor.

     1.5 OLD AGREEMENT SUPERSEDED. Upon the Effective Date hereof, the Old Agreement is hereby amended and superseded in its entirety by this Agreement.

     1.6 TERRITORY. The United States of America. Upon the expiration or termination of the Licensor's license and distribution agreements with third parties in Canada and Mexico, Licensor agrees to offer Licensee a right of first refusal with respect to Canada or Mexico, as applicable. If Licensee agrees to become a distributor in Canada or Mexico, Canada or Mexico, as applicable, will automatically be added to and become part of the Territory.

     1.7 MARKS. All trademarks owned or used by Licensor for Products licensed or sold to Licensee hereunder, including but not limited to the product lines identified on Exhibit A.

2.   GRANT OF LICENSE

     2.1 Licensor hereby grants to Licensee the exclusive right and license for and during the life of this Agreement to import, manufacture, market and sell the Products in the Territory, making full and exclusive use of the Licensed Technical Information and Marks in the Territory, subject to all the terms and conditions of this Agreement.

     2.2 Except where otherwise provided for in this Agreement, the Licensor shall not grant any rights to any person, firm or corporation to actively sell the Products in the Territory, nor shall it sell the Products in the Territory except to the Licensee; nor shall the Licensor sell or otherwise supply Products to any third party outside the Territory if it has reason to believe that such third party intends to actively resell Products within the Territory.

     2.3 Licensor and Licensee shall periodically visit each other to coordinate their activities in connection with the promotion and advertising of the Products. Each party will provide all reasonable assistance and information relevant to its distribution of the Products for the carrying out of the above purpose.

     2.4 Licensee shall manufacture or complete the manufacture of Partially Complete Assemblies or Design Products consistent with Targetti's quality standards.

3.   TECHNICAL ASSISTANCE

     3.1 Licensor shall provide Licensee with Licensed Technical Information necessary for the manufacturing and marketing of the Products.

                                       2.

     3.2 At the request of Licensee, technical assistance may include visits by technical personnel of Licensor to the manufacturing plant of Licensee in the U.S.A. or of Licensee to the manufacturing plant of Licensor in Italy.

4.   NON-DISCLOSURE OF TECHNICAL INFORMATION

     4.1 Licensee agrees to maintain in confidence and not to disclose to others the Licensed Technical Information which is made available to Licensee under the provisions of this Agreement. This non-disclosure obligation shall not apply to:

          (A) Licensed Technical Information which at the time of disclosure hereunder is in the public domain or thereafter comes into the public domain through no fault of Licensee; or

          (B) Licensed Technical Information which must be disclosed to parties with whom Licensee contracts to manufacture the Products or components of the Products, provided, however, such parties shall be under an obligation not to disclose the Licensed Technical Information to others.

5.   NEW DESIGNS, MODIFICATIONS AND IMPROVEMENTS

     Licensor shall disclose and make available to Licensee all new Products, Designs and Technology developed by Licensor during the term of this Agreement. Such disclosures shall be subject to the terms and conditions of this Agreement.

6.   PURCHASES FROM LICENSOR

     6.1  Pricing for Complete or Finished Products will be determined [*]
The parties agree that from time to time special pricing may be required, and agree to negotiate such special pricing in good faith on a case-by-case basis.

     6.2 Pricing for Partially Complete Assemblies, Components or Materials will be priced as a combination of [*]

     6.3 All amounts due and payable with respect to Complete or Finished Products delivered by Licensor shall be paid in full within [*] after Licensee receives the invoice covering such product. All amounts due and payable with respect to Partially Complete Assemblies, Components or Materials delivered by Licensor shall be paid in full within [*] after Licensee receives the invoice covering such Product. All such amounts shall be paid in US Dollars by wire transfer, to such bank or account as Licensor may from time to time designate in writing. Whenever any amount hereunder is due on a day which is not a day on which banks in Florence, Italy are open for business (a "Business Day"), such amount shall be


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       3.

paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by Licensor bank.

     6.4 Licensee may purchase components of Products directly from other sources in Italy or other countries, provided that purchases directly from Licensor's suppliers will be made only with the prior written approval of Licensor, which will not be unreasonably withheld.

7.   ADVERTISING ASSISTANCE

     Licensor shall provide, at no cost to Licensee, for purposes of brochures and advertising related to the Products, those photographs, drawings and other graphic materials used by Licensor in its own brochures and advertising.

8.   LICENSOR TRADEMARK

     8.1 Licensee shall undertake to use the Marks in the Territory for the use of Licensee in producing and marketing the Products. Licensor herein grants to Licensee the exclusive right to the use of the Marks for all Products sold within the Territory.

     8.2 All Products manufactured by or on behalf of Licensee and bearing the Marks shall be manufactured according to the samples approved in writing by Licensor. Licensee shall permit representatives of Licensor to inspect samples of the Products for approval thereof. Approval of Licensor shall not be unreasonably withheld.

9.   LICENSOR REPRESENTATIONS AND WARRANTIES

     9.1  Licensor represents and warrants that:

          (A) It is the sole and exclusive owner of the Licensed Technical Information and Marks and has the full right and authority to give and grant exclusive rights and licenses for the use of the Licensed Technical Information and Marks in the Territory in connection with the manufacture and sale of the Products, including without limitation the license granted to Licensee pursuant to this Agreement.

          (B) Licensor makes no representation or warranty in connection with use of the Licensed Technical Information or Marks in any part of the world except the Territory.

          (C) Licensee shall immediately inform Licensor of any knowledge on its part of infringement or threats of infringement of the Licensed Technical Information and Marks or any other actions by third parties which may be prejudicial to the Licensor's interests.

          (D) Nothing contained in this Agreement shall be construed as conferring upon Licensee any right or interest in the Licensed Technical Information and Marks or in any application for registration thereof except that contained in this Agreement. Licensee shall have the right to use, but only during the term of this Agreement, and any renewal thereof, the

                                       4.

Licensed Technical Information and the Marks only in connection with the sale and promotion of the Products pursuant to this Agreement and only subject to Licensor's prior written approval as provided herein. Further, Licensee shall not register nor cause a company to be registered using Targetti or a similar name as the corporate name of said company.

     9.2 As to all Designs, Technology and Products manufactured by Licensor, Licensor makes the following warranties:

          (A) Products will conform to their specifications at all times for one year following sale by Licensee to its customers;

          (B) Products will be free from defects in design, material and workmanship under normal use and service at all times for one year following sale by Licensee to its customers; and

          (C) Products will perform substantially in accordance with the Product's specifications when properly used pursuant to the applicable instructions at all times for one year following sale by Licensee to its customers.

     The time and scope of the warranties described above shall not exceed the time and scope of any warranties granted by Licensee to any purchaser of such Product.

     9.3 Licensor hereby warrants that it is aware of no patents, patent applications, trademarks, copyrights, trade secrets, know how or other proprietary information owned by third parties which would infringe upon the Licensed Technical Information or Marks or prohibit the Licensee from manufacturing or selling Products; and that if, during the terms hereof, Licensor becomes aware of such conflicting third-party rights, Licensor shall immediately notify Licensee thereof.

     9.4 Licensor hereby indemnifies Licensee against any and all charges of infringement which may be asserted by third parties alleging infringement of such third parties' patents, patent applications, trademarks, copyrights, trade secrets, know how or other proprietary information by the Licensee's use of the Products, Licensed Technical Information or Marks supplied to Licensee hereunder, including without limitation all damages, out-of-pocket expenses and attorneys' fees.

10.  RECORDS

     10.1 Licensee shall keep full, true and accurate accounts in accordance with United States' generally accepted accounting principles, showing the amount of royalties payable to Licensor pursuant to this Agreement, and ensure such accounts are made available at Licensor's request at Licensee's corporate headquarters. Licensee shall retain the accounts for three years.

     10.2 Licensee agrees that the relevant books and records of Licensee may be audited on behalf of Licensor by an independent auditor no more frequently than once per year and upon

                                       5.

reasonable notice to Licensee. Licensor will pay the fees and expenses connected with such audit, unless such audit shows a discrepancy of more than 10% of royalty fees due, in which event Licensee will pay expenses and costs of the audit, as well as the amounts overdue plus interest as determined below.

11.  QUALITY STANDARDS

     Licensee shall at all times use its best efforts to maintain the quality standards established from time to time by Licensor in respect to the Products.

12.  DURATION OF AGREEMENT

     Concurrently with the execution of this Agreement, Licensor, Licensee, and Targetti USA LLC, a California limited liability company (the "LLC"), will enter into an Operating Agreement (the "Operating Agreement"). This Agreement may not be terminated by either party as long as the Operating Agreement remains in force, and this Agreement will terminate automatically, without any action on the part of Licensor or Licensee, upon the effective date of termination of the Operating Agreement.

13.  OBLIGATIONS UPON TERMINATION

     13.1 After termination of this Agreement, neither Licensee, nor any subcontracted factory of Licensee shall manufacture or sell the Products. It is provided, however, that Licensee shall be entitled to finish and sell Products which are in the process of being manufactured or are completed at the time of termination hereof.

     13.2 Licensee shall return to Licensor immediately following completion of those Products in the process of being manufactured, all Licensed Technical Information connected with the manufacture of the Products.

14.  FORCE MAJEURE

     If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, inability to procure raw materials, power or supplies, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or other act or condition whatsoever beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference, provided, however, that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

                                       6.

15.  ARBITRATION

     15.1 All disputes, controversies or difference in connection with this Agreement each individually (a "Dispute") are in principle to be settled between both parties with sincerity and with mutual understanding and reliance.

     15.2 Any Dispute that has not been resolved after good faith negotiations between the parties shall be referred to a mediator to be designated by the parties (the "Designated Mediator") by delivery of written notice to such Designated Mediator by any party. Upon receiving written notice of any such Dispute, the Designated Mediator shall have 60 days to attempt to resolve such Dispute. If the Dispute has not been resolved by the end of such 60 day mediation period, the matter shall be referred to arbitration, as set forth below.

     15.3 In the event that mediated settlement is not possible, the Dispute shall be referred to and settled by arbitration in Orange County, California, U.S.A., pursuant to the standard rules and procedures of JAMS/Endispute, by which each party hereto is bound. Judgment upon the award rendered may be entered in any court for judicial acceptance of the award and an order or judgment of enforcement, as the case may be. Such proceedings shall be conducted in the English language.

     15.4 In any action or arbitration proceeding arising between the parties hereto regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. Further, both parties hereby agree that the Licensor and Licensee shall each deposit $20,000 into an escrow account designated by the arbitrator upon commencement of any arbitration between the Licensor and Licensee in connection with a dispute arising from this Agreement. Such amounts may be used by the prevailing party to offset against legal fees or attorney costs incurred during the proceedings or against the judgment. Any unused amounts left in escrow after satisfaction of the prevailing party and after the return of the prevailing party's deposit to the prevailing party shall be returned to the other party.


16.  ASSIGNMENTS AND SUCCESSORS

     This Agreement shall be binding on the respective successors and assigns of the parties. Licensee shall not assign this Agreement unless and until the prior written consent of Licensor to such assignment has been obtained, which consent shall not be unreasonably withheld; provided, however, that Licensor acknowledges and agrees that Licensee may assign all of its rights or obligations under this Agreement to the LLC. Notwithstanding the foregoing, no consent shall be required in connection with the sale by Licensee of all or substantially all of its assets or business operations by merger, stock transaction or asset transaction or otherwise.

                                       7.

17.  RIGHTS AND REMEDIES CUMULATIVE

     Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

18.  GOVERNING LAW

     This Agreement shall be governed by, and interpreted and enforced in accordance with the laws of the State of California, USA, excluding its conflict of law provisions.

19.  LANGUAGE

     All actions or proceedings arising between the parties hereto shall be conducted in the English language.

20.  NOTICES

     Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid and shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile or computer transmission, or if mailed, five (5) days after the date of mailing, as follows:

               If to Licensee to:

                    Tivoli Industries, Inc.
                    1513 East St. Gertrude Place
                    Post Office Box 15624
                    Santa Ana, CA  92705
                    ATTN:              Terrence C. Walsh
                                       Chairman and Chief Executive Officer

                    TELEPHONE:         (714) 957-6101
                    FAX:               (714) 957-0335

               With a copy to:

                    Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA  94306-2155
                    ATTN:              Andrei Manoliu, Esq.
                    TELEPHONE:         (650) 843-5000
                    FAX:               (650) 857-0663


                                       8.

               If to Licensor to:

                    Targetti Sankey S.p.A.
                    Via Pratese, 164
                    50145 Florence, Italy
                    ATTN:              Paolo Targetti
                                       President and Chief Executive Officer
                              and      Lorenzo Targetti
                                       Managing Director
                    TELEPHONE:         011-39-55-3791-273
                    FAX:               011-39-55-3791-255

                    With a copy to:    Lorenzo Stanghellini
                                       Viale Mazzini 35
                                       50132 Florence, Italy

21.  AMENDMENT

     No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

22.  WAIVER

     No provision of the Agreement unless such provision otherwise provides will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

23.  SEVERABILITY

     Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

                                       9.

                             AMENDED AND RESTATED
                      LICENSE AND DISTRIBUTION AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


TARGETTI SANKEY S.P.A


By: /s/ Paolo Targetti
    --------------------------------------------
        Paolo Targetti
        President and Chief Executive Officer


TIVOLI INDUSTRIES, INC.


By:_____________________________________________
        Terrence C. Walsh
        Chairman and Chief
        Executive Officer

                             AMENDED AND RESTATED
                      LICENSE AND DISTRIBUTION AGREEMENT

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


TARGETTI SANKEY S.P.A


By: ____________________________________________
        Paolo Targetti
        President and Chief Executive Officer


TIVOLI INDUSTRIES, INC.


By: /s/ Terrence C. Walsh
    --------------------------------------------
        Terrence C. Walsh
        Chairman and Chief
        Executive Officer